                                                           Exhibit No. EX-99.a.2

                              CERTIFICATE OF TRUST

                                       OF

                               ACADEMY FUNDS TRUST

     This  Certificate of Trust of Academy Funds Trust,  a statutory  trust (the
"Trust"), executed by the undersigned trustee, and filed under and in accordance with the provisions of the Delaware  Statutory  Trust Act (12 Del.  C.ss.3801 et
seq.) (the "Act"), sets forth the following:

     FIRST:  The name of the  statutory  trust  formed  hereby is Academy  Funds
     Trust.

     SECOND:  The registered office of the Trust in the State of Delaware is 300
     Delaware Avenue, Suite 800, Wilmington,  New Castle County, Delaware 19801.
     The name of the Trust's registered agent is SR Services, LLC.

     THIRD:  The Trust  formed  hereby is or will become  within 180 days of its first issuance of beneficial  interests,  an investment  company registered under the Investment Company Act of 1940, as amended (15  U.S.C.ss.ss.80a-1 et seq.).

     FOURTH:  Pursuant  to  Section  3804 of the Act,  the  debts,  liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise  existing  with respect to a particular  series,  whether such series is now authorized and existing pursuant to the governing  instrument of the Trust or is  hereafter  authorized  and  existing  pursuant  to said governing  instrument,  shall be enforceable  against the assets associated with such series only, and not against the assets of the Trust generally or any  other  series  thereof,  and,  except  as  otherwise  provided  in the governing  instrument  of  the  Trust,  none  of  the  debts,  liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or  otherwise  existing  with  respect to the Trust  generally or any other series thereof shall be enforceable against the assets of such series.

     IN WITNESS WHEREOF,  the undersigned,  being the sole trustee of the Trust, has duly executed this Certificate of Trust as of the 17th day of October, 2007.

                                                   /s/ Stephen J. Harmelin
                                                   Stephen J. Harmelin
                                                   Trustee